Exhibit 99.(a)(14)

CERTIFICATE

The undersigned hereby certifies that she is the Secretary of Morgan Stanley Select Dimensions Investment Series (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on April 8, 2008, as provided in Section 9.3 of the said Declaration, said Amendment to take effect on May 1, 2008, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

Dated this 8th day of April, 2008.

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

AMENDMENT TO THE DECLARATION OF TRUST OF

MORGAN STANLEY SELECT DIMENSIONS INVESTMENT SERIES

WHEREAS, Morgan Stanley Select Dimensions Investment Series (the “Trust”) was established by the Declaration of Trust dated June 2, 1994, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts;

WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Developing Growth Portfolio of the Trust to the “Mid Cap Growth Portfolio,” and the name of the Growth Portfolio of the Trust to the “Capital Growth Portfolio,” such changes to be effective on May 1, 2008.

NOW, THEREFORE:

1.  The Declaration is hereby amended so that the Developing Growth Portfolio is designated the “Mid Cap Growth Portfolio,” and the Growth Portfolio is designated the “Capital Growth Portfolio”.

2.  The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

3.  This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 8th day of April, 2008.

/s/ Frank L. Bowman	/s/ Michael Bozic
Frank L. Bowman, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Michael Bozic, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036

/s/ Kathleen A. Dennis	/s/ Dr. Manuel H. Johnson
Kathleen A. Dennis, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Dr. Manuel H. Johnson, as Trustee, and not individually c/o Johnson Smick Group, Inc. 888 16th Street, N.W., Suite 740 Washington, D.C. 20006

/s/ James F. Higgins	/s/ Joseph J. Kearns
James F. Higgins, as Trustee, and not individually c/o Morgan Stanley Trust Harborside Financial Center, Plaza Two Jersey City, NJ 07311	Joseph J. Kearns, as Trustee, and not individually c/o Kearns & Associates LLC PMB754 23852 Pacific Coast Highway Malibu, CA 90265

/s/ Michael F. Klein	/s/ Michael E. Nugent
Michael F. Klein, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Michael E. Nugent, as Trustee, and not individually c/o Triumph Capital, L.P. 445 Park Avenue New York, NY 10022

/s/ W. Allen Reed	/s/ Fergus Reid
W. Allen Reed, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Fergus Reid, as Trustee, and not individually c/o Lumelite Plastics Corporation 85 Charles Colman Blvd. Pawling, NY 12564

STATE OF NEW YORK	)
)ss:
COUNTY OF NEW YORK	)

On this 8th day of April 2008, FRANK L. BOWMAN, MICHAEL BOZIC, KATHLEEN A. DENNIS, MANUEL H. JOHNSON, JAMES F. HIGGINS, JOSEPH J. KEARNS, MICHAEL F. KLEIN, MICHAEL E. NUGENT, W. ALLEN REED AND FERGUS REID, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

/s/ Jonn William Plerchee
Notary Public

JONN WILLIAM PLERCHEE
Notary Public, State of New York
No. 01PL6080628
Qualified in New York County
Commission Expires Sept. 16, 2010

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